Exhibit 99

Meridian Bancorp, Inc. Reports Net Income for the Second Quarter

And Six Months Ended June 30, 2016

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (July 26, 2016): Meridian Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”) announced net income of $5.9 million, or $0.11 per diluted share, for the quarter ended June 30, 2016 compared to $7.5 million, or $0.14 per diluted share, for the quarter ended March 31, 2016 and $5.6 million, or $0.11 per diluted share, for the quarter ended June 30, 2015. For the six months ended June 30, 2016, net income was $13.4 million, or $0.26 per diluted share, up from $12.0 million, or $0.23 per diluted share, for the six months ended June 30, 2015. The Company’s return on average assets was 0.62% for the quarter ended June 30, 2016 compared to 0.83% for the quarter ended March 31, 2016 and 0.68% for the quarter ended June 30, 2015. For the six months ended June 30, 2016, the Company’s return on average assets was 0.72% compared to 0.73% for the six months ended June 30, 2015. The Company’s return on average equity was 4.03% for the quarter ended June 30, 2016 compared to 5.11% for the quarter ended March 31, 2016 and 3.80% for the quarter ended June 30, 2015. For the six months ended June 30, 2016, the Company’s return on average equity was 4.57% compared to 4.10% for the six months ended June 30, 2015.

Richard J. Gavegnano, Chairman, President and Chief Executive Officer, said, “I am pleased to report net income of $5.9 million, or $0.11 per share, for the second quarter and $13.4 million, or $0.26 per share, for the first half of 2016. Our loan portfolio grew to $3.5 billion at June 30, 2016, reflecting record quarterly net loan growth of $299 million, or 37% on an annualized basis, during the second quarter and $461 million, or 30% on an annualized basis, during the first half of 2016. Due to our exceptionally strong organic growth across all our commercial loan categories, we recorded a $4.0 million loan loss provision in the second quarter. Even with the large loan loss provision, our core pre-tax income, which excludes gains on sales of securities, increased $2.0 million, or 29%, to $8.7 million for the second quarter and $4.1 million, or 27%, to $19.4 million for the first half of 2016 compared to the same periods last year, reflecting rising net interest income and improving operating efficiency. Although our core pre-tax income declined from $10.7 million for the first quarter, such income excluding the loan loss provision rose $866,000, or 7%, to $12.6 million in the second quarter.”

The Company’s net interest income was $29.5 million for the quarter ended June 30, 2016, up $1.1 million, or 3.8%, from the quarter ended March 31, 2016 and $4.5 million, or 18.1%, from the quarter ended June 30, 2015. The interest rate spread and net interest margin on a tax-equivalent basis were 3.15% and 3.36%, respectively, for the quarter ended June 30, 2016 compared to 3.18% and 3.39%, respectively, for the quarter ended March 31, 2016 and 3.07% and 3.29%, respectively, for the quarter ended June 30, 2015. For the six months ended June 30, 2016, net interest income increased $8.5 million, or 17.2%, to $57.8 million from the six months ended June 30, 2015. The net interest rate spread and net interest margin on a tax-equivalent basis were 3.17% and 3.37%, respectively, for the six months ended June 30, 2016 compared to 3.04% and 3.26%, respectively, for the six months ended June 30, 2015. The increases in net interest income were due primarily to loan growth, partially offset by growth in total deposits and borrowings for the quarter and six months ended June 30, 2016 compared to the respective prior periods.

Total interest and dividend income increased to $35.8 million for the quarter ended June 30, 2016, up $1.7 million, or 4.8%, from the quarter ended March 31, 2016 and $6.1 million, or 20.3%, from the quarter ended June 30, 2015, primarily due to growth in the Company’s average loan balances to $3.422 billion, partially offset by the decline in the yield on loans on a tax-equivalent basis to 4.23%. The Company’s yield on interest-earning assets on a tax-equivalent basis was 4.05% for the quarter ended June 30, 2016, down one basis point from the quarter ended March 31, 2016 and up 15 basis points from the quarter ended June 30, 2015.

Total interest expense increased to $6.4 million for the quarter ended June 30, 2016, up $579,000, or 10.0%, from the quarter ended March 31, 2016 and $1.5 million, or 31.9%, from the quarter ended June 30, 2015. Interest expense on deposits increased to $5.7 million for the quarter ended June 30, 2016, up $433,000, or 8.3%, from the quarter ended March 31, 2016 and $1.3 million, or 29.9%, from the quarter ended June 30, 2015 primarily due to the growth in average total deposits to $2.943 billion and increases in the cost of average total deposits to 0.77%. Interest expense on borrowings increased to $723,000 for the quarter ended June 30, 2016, up $146,000, or 25.3%, from the quarter ended March 31, 2016 and $241,000, or 50.0%, from the quarter ended June 30, 2015 primarily due to the growth in average total borrowings to $264.1 million, partially offset by decreases in the cost of average total borrowings to 1.10%. The Company’s cost of funds was 0.80% for the quarter ended June 30, 2016, up two basis points from the quarter ended March 31, 2016 and seven basis points from the quarter ended June 30, 2015.

For the six months ended June 30, 2016, the Company’s total interest and dividend income increased $10.7 million, or 18.0%, to $70.0 from the six months ended June 30, 2015 primarily due to growth in the average loan balances of $586.7 million, or 21.8%, to $3.284 billion, partially offset by a decrease in the yield on loans on a tax-equivalent basis of eight basis points to 4.29% for the six months ended June 30, 2016 compared to the six months ended June 30, 2015. The Company’s yield on interest-earning assets on a tax-equivalent basis increased 17 basis points to 4.06% for the six months ended June 30, 2016 compared to 3.89% for the six months ended June 30, 2015.

Total interest expense increased $2.2 million, or 21.6%, to $12.2 million for the six months ended June 30, 2016 compared to $10.0 million for the six months ended June 30, 2015. Interest expense on deposits increased $1.9 million, or 20.5%, to $10.9 million for the six months ended June 30, 2016 from the six months ended June 30, 2015 primarily due to the growth in average total deposits of $341.5 million, or 13.5%, to $2.875 billion and an increase in the cost of average total deposits of four basis points to 0.76%. Interest expense on borrowings increased $310,000, or 31.3%, to $1.3 million for the six months ended June 30, 2016 from the six months ended June 30, 2015 primarily due to the growth in average total borrowings of $85.0 million, or 57.9%, to $231.9 million, partially offset by a decrease in the cost of average total borrowings of 23 basis points to 1.13%. The Company’ cost of funds increased four basis points to 0.79% for the six months ended June 30, 2016 compared to the six months ended June 30, 2015.

Mr. Gavegnano noted, “Our net interest income has continued to rise each consecutive quarter as total loans grew $801 million, or 29%, over the past twelve months on commercial loan originations of $1.6 billion. During that time, our net interest margin has remained fairly stable due to rising asset yields supported by our strong loan growth that effectively offsets the small rise in our cost of funds. Our lending pipeline remains strong as we continue to benefit from many opportunities to originate CRE and C&I loans through our well-established commercial relationships across the Boston area market.”

The Company’s provision for loan losses was $4.0 million for the quarter ended June 30, 2016, up from $1.1 million for the quarter ended March 31, 2016 and $3.7 million for the quarter ended June 30, 2015. For the six months ended June 30, 2016, the provision for loan losses was $5.0 million compared to $3.7 million for the six months ended June 30, 2015. The allowance for loan losses was $38.3 million or 1.08% of total loans at June 30, 2016, up from $34.4 million or 1.06% of total loans at March 31, 2016, $33.4 million or 1.08% of total loans at December 31, 2015 and $30.1 million or 1.10% of total loans at June 30, 2015. The increases in the provision and the allowance for loan losses were primarily due to growth in the multi-family, commercial real estate, construction, and commercial and industrial loan categories, as such loans have higher inherent credit risk than loans in our residential real estate loan categories. The provision for loan losses and resulting allowance for loan losses also reflect management’s assessment of improving historical charge-off trends, an ongoing evaluation of credit quality and current economic conditions. The provision for loan losses for the quarter and six months ended June 30, 2015 included a $2.3 million provision and charge-off on a multi-family construction loan relationship during the second quarter of 2015.

Net charge-offs totaled $24,000 for the quarter ended June 30, 2016, or less than 0.01% of average loans outstanding on an annualized basis compared to net charge-offs of $81,000 for the quarter ended March 31, 2016, or 0.01% of average loans outstanding on an annualized basis and net charge-offs of $2.1 million for the quarter ended June 30, 2015, or 0.32% of average loans outstanding on an annualized basis. For the six months ended June 30, 2016, net charge-offs totaled $105,000, or 0.01% of average loans outstanding on an annualized basis compared to net charge-offs of $2.1 million for the six months ended June 30, 2015, or 0.15% of average loans outstanding on an annualized basis.

Non-accrual loans were $29.4 million, or 0.83% of total loans outstanding, at June 30, 2016, down from $30.7 million, or 0.95% of total loans outstanding, at March 31, 2016, $31.3 million, or 1.02% of total loans outstanding, at December 31, 2015 and $37.0 million, or 1.35% of total loans outstanding, at June 30, 2015. The decreases in non-accrual loans were primarily due to steady reductions in construction loans. Non-accrual construction loans include the $11.5 million remaining balance of a multi-family construction loan in Boston placed on non-accrual status during the second quarter of 2015. Non-performing assets were $29.6 million, or 0.75% of total assets, at June 30, 2016, down from $31.3 million, or 0.84% of total assets, at March 31, 2016, $31.3 million, or 0.89% of total assets, at December 31, 2015 and $38.0 million, or 1.15% of total assets, at June 30, 2015.

Mr. Gavegnano commented, “The loan loss provision of $4.0 million for the second quarter of 2016 reflects prudent additions to general reserve allocations resulting from the significant commercial loan portfolio growth during the quarter. Non-performing assets are steadily declining and net charge-offs are historically low. Our credit quality has improved as we continue to directly underwrite high quality commercial loans for our portfolio with strict monitoring through strong credit review and collection processes. We are also making progress toward resolution and collection of the $11.5 million remaining balance on the non-accrual construction loan in Boston.”

Non-interest income was $2.6 million for the quarter ended June 30, 2016, compared to $2.7 million for the quarter ended March 31, 2016 and $4.2 million for the quarter ended June 30, 2015. As compared to the quarter ended June 30, 2015, non-interest income decreased $1.6 million, or 38.8%, primarily due to declines of $1.4 million in gain on sales of securities, net, $252,000 in loan fees and $164,000 in mortgage banking gains, net, partially offset by an increase of $133,000 in customer service fees. For the six months ended June 30, 2016, non-interest income decreased $2.3 million, or 30.3%, to $5.3 million from $7.6 million for the six months ended June 30, 2015 primarily due to declines of $2.3 million in gain on sales of securities, net, $204,000 in mortgage banking gains, net and 106,000 in loan fees, partially offset by an increase of $323,000 in customer service fees.

Non-interest expenses were $19.3 million, or 2.03% of average assets for the quarter ended June 30, 2016, compared to $19.2 million, or 2.13% of average assets for the quarter ended March 31, 2016 and $17.3 million, or 2.12% of average assets for the quarter ended June 30, 2015. As compared to the quarter ended June 30, 2015, non-interest expenses increased $2.0 million, or 11.4%, primarily due to increases of $1.3 million in salaries and employee benefits, $499,000 in occupancy and equipment and $280,000 in other general and administrative expenses, partially offset by a decrease of $196,000 in marketing and advertising. For the six months ended June 30, 2016, non-interest expenses increased $3.1 million, or 8.9%, to $38.6 million from $35.4 million for the six months ended June 30, 2015, primarily due to increases of $2.6 million in salaries and employee benefits, $363,000 in occupancy and equipment and $494,000 in other general and administrative expenses, partially offset by a decrease of $377,000 in marketing and advertising. The increases in salaries and employee benefits expenses were primarily due to annual increases in employee compensation and health benefits during the first quarter and expenses associated with the November 2015 grant of restricted stock and stock options to the Company’s directors, officers and employees. In addition, increases in salaries and employee benefits expenses, occupancy and equipment expenses and other general and administrative expenses reflect costs associated with three new branches opened over the last twelve months. The decreases in marketing and advertising expenses reflect lower advertising production and direct mail costs and cost savings associated with the 2015 rebranding of the former Mt. Washington Bank Division into the East Boston Savings Bank brand. The Company’s efficiency ratio improved to 60.44% for the quarter ended June 30, 2016 from 62.01% for the quarter ended March 31, 2016 and 62.53% for the quarter ended June 30, 2015. For the six months ended June 30, 2016, the efficiency ratio was 61.21% compared to 65.02% for the six months ended June 30, 2015.

Mr. Gavegnano added, “Our efficiency ratio improved to new record low levels in the second quarter and first half of 2016. We will continue to execute the key components of our strategic business plan including a strong emphasis on organic commercial loan growth, selective expansion of our core banking franchise and close monitoring of our overhead expenses that we expect will result in continuing improvement in net interest income and operating efficiency.”

The Company recorded a provision for income taxes of $2.9 million for the quarter ended June 30, 2016, reflecting an effective tax rate of 32.6% for the quarter ended June 30, 2016, compared to $3.3 million for the quarter ended March 31, 2016, reflecting an effective tax rate of 30.6% and $2.6 million, or a 31.6% effective tax rate, for the quarter ended June 30, 2015. For the six months ended June 30, 2016, the provision for income taxes was $6.2 million, reflecting an effective tax rate of 31.5%, compared to $5.8 million, or 32.6%, for the six months ended June 30, 2015. The changes in the income tax provision and effective tax rate were primarily due to changes in the components of pre-tax income.

Total assets were $3.929 billion at June 30, 2016, an increase of $199.6 million, or 5.4%, from $3.729 billion at March 31, 2016 and an increase of $404.6 million, or 11.5%, from $3.525 billion at December 31, 2015. Net loans were $3.507 billion at June 30, 2016, an increase of $298.9 million, or 9.3%, from March 31, 2016 and an increase of $461.4 million, or 15.1% from December 31, 2015. Loan originations totaled $321.9 million during the quarter ended June 30, 2016 and $742.4 million during the six months ended June 30, 2016. The net increase in loans for the six months ended June 30, 2016 was primarily due to increases of $239.9 million in commercial real estate loans, $100.8 million in commercial and industrial loans, $73.3 million in multi-family loans and $63.3 million in construction loans, partially offset by a decrease of $11.3 million in one- to four-family loans. Cash and due from banks was $101.7 million at June 30, 2016, a decrease of $52.4 million, or 34.0%, from March 31, 2016 and an increase of $5.4 million, or 5.6% from December 31, 2015. Securities available for sale were $131.9 million at June 30, 2016, a decrease of $9.7 million, or 6.9%, from $141.6 million at December 31, 2015.

Total deposits were $2.998 billion at June 30, 2016, an increase of $86.6 million, or 3.0%, from $2.911 billion at March 31, 2016 and an increase of $255.0 million, or 9.3%, from $2.743 billion at December 31, 2015. Core deposits, which exclude certificate of deposits, increased $84.4 million, or 4.6%, during the six months ended June 30, 2016 to $1.939 billion, or 64.7% of total deposits. Total borrowings were $320.6 million, an increase $109.2 million, or 51.6%, from March 31, 2016 and an increase of $153.4 million, or 91.7%, from December 31, 2015.

Total stockholders’ equity was $586.7 million, an increase of $4.0 million, or 0.7%, from $582.7 million at March 31, 2016 and a decline of $1.5 million, or 0.3%, from $588.1 million at December 31, 2015. The decrease for the six months ended June 30, 2016 was primarily due to a $17.0 million repurchase of 1,220,711 shares of the Company’s common stock and two quarterly dividends of $0.03 per share totaling $3.1 million, partially offset by increases of $13.4 million in net income, $3.0 million related to stock-based compensation plans and $2.2 in accumulated other comprehensive income, reflecting an increase in the fair value of available-for-sale securities. Stockholders’ equity to assets was 14.93% at June 30, 2016, compared to 15.62% at March 31, 2016 and 16.69% at December 31, 2015. Book value per share increased to $10.93 at June 30, 2016 from $10.72 at December 31, 2015. Tangible book value per share increased to $10.67 at June 30, 2016 from $10.47 at December 31, 2015. Market price per share increased $0.68, or 4.8%, to $14.78 at June 30, 2016 from $14.10 at December 31, 2015. At June 30, 2016, the Company and the Bank continued to exceed all regulatory capital requirements.

During the quarter ended June 30, 2016, the Company repurchased 244,294 shares of its stock at an average price of $14.63 per share. As of June 30, 2016, the Company had repurchased 1,942,815 shares of its stock at an average price of $13.58 per share, or 71.0% of the 2,737,334 shares authorized for repurchase under the Company’s repurchase program as adopted in August 2015.

Mr. Gavegnano concluded, “Our plans are on track to open a second location in Brookline that will become our 31st branch by year end. We also continually evaluate new opportunities to expand our franchise footprint in the greater Boston market area and increase shareholder value.”

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 30 full-service locations in the greater Boston metropolitan area. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015
	(Dollars in thousands)
ASSETS
Cash and due from banks	$101,735	$154,122	$96,363	$176,654
Certificates of deposit	35,342	92,675	99,062	95,000
Securities available for sale, at fair value	131,942	132,115	141,646	175,171
Federal Home Loan Bank stock, at cost	17,818	13,021	10,931	12,725
Loans held for sale	2,397	1,194	4,669	5,154
Loans:
One- to four-family	447,131	455,438	458,423	462,897
Home equity lines of credit	47,412	47,807	46,660	48,274
Multi-family	490,724	430,871	417,388	401,584
Commercial real estate	1,568,224	1,411,410	1,328,344	1,134,686
Construction	484,858	413,660	421,531	335,939
Commercial and industrial	500,897	477,450	400,051	354,696
Consumer	9,568	9,832	10,028	9,564

Total loans	3,548,814	3,246,468	3,082,425	2,747,640
Allowance for loan losses	(38,317)	(34,390)	(33,405)	(30,109)
Net deferred loan origination fees	(3,902)	(4,342)	(3,778)	(2,815)

Loans, net	3,506,595	3,207,736	3,045,242	2,714,716
Bank-owned life insurance	40,155	39,859	39,557	39,201
Foreclosed real estate, net	183	638	—	1,046
Premises and equipment, net	40,821	40,733	40,248	38,700
Accrued interest receivable	9,246	8,831	8,574	8,054
Deferred tax asset, net	20,232	20,868	21,246	17,368
Goodwill	13,687	13,687	13,687	13,687
Other assets	8,923	3,976	3,284	4,785

Total assets	$3,929,076	$3,729,455	$3,524,509	$3,302,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non interest-bearing demand deposits	$373,561	$388,731	$370,546	$351,236
NOW deposits	452,451	360,237	334,753	294,989
Money market deposits	812,315	880,186	860,957	907,933
Regular savings and other deposits	300,522	297,806	288,180	286,311
Certificates of deposit	1,059,188	984,459	888,582	710,697

Total deposits	2,998,037	2,911,419	2,743,018	2,551,166
Short-term borrowings	—	—	20,000	—
Long-term debt	320,624	211,426	147,226	140,817
Accrued expenses and other liabilities	23,763	23,926	26,139	21,681

Total liabilities	3,342,424	3,146,771	2,936,383	2,713,664

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 53,688,566, 53,895,870, 54,875,237 and 54,965,555 shares issued at June 30, 2016, March 31, 2016, December 31, 2015 and June 30, 2015, respectively	537	539	549	550
Additional paid-in capital	389,318	391,399	403,737	411,701
Retained earnings	216,539	212,158	206,214	196,705
Accumulated other comprehensive income (loss)	99	(1,350)	(2,092)	364
Unearned compensation - ESOP, 2,739,682, 2,770,123, 2,800,564 and 2,861,446 at June 30, 2016, March 31, 2016, December 31, 2015 and June 30, 2015, respectively	(19,841)	(20,062)	(20,282)	(20,723)

Total stockholders’ equity	586,652	582,684	588,126	588,597

Total liabilities and stockholders’ equity	$3,929,076	$3,729,455	$3,524,509	$3,302,261

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$34,828	$33,097	$28,546	$67,925	$56,878
Interest on debt securities:
Taxable	238	266	434	504	945
Tax-exempt	32	33	41	65	83
Dividends on equity securities	418	400	421	818	808
Interest on certificates of deposit	135	170	157	305	293
Other interest and dividend income	188	218	188	406	358

Total interest and dividend income	35,839	34,184	29,787	70,023	59,365

Interest expense:
Interest on deposits	5,661	5,228	4,359	10,889	9,036
Interest on short-term borrowings	—	6	—	6	—
Interest on long-term debt	723	571	482	1,294	990

Total interest expense	6,384	5,805	4,841	12,189	10,026

Net interest income	29,455	28,379	24,946	57,834	49,339
Provision for loan losses	3,952	1,066	3,651	5,018	3,711

Net interest income, after provision for loan losses	25,503	27,313	21,295	52,816	45,628

Non-interest income:
Customer service fees	2,136	1,947	2,003	4,083	3,760
Loan fees	(22)	312	230	290	396
Mortgage banking gains, net	104	70	268	174	378
Gain on sales of securities, net	68	59	1,424	127	2,444
Income from bank-owned life insurance	296	302	294	598	590
Other income	1	2	—	3	1

Total non-interest income	2,583	2,692	4,219	5,275	7,569

Non-interest expenses:
Salaries and employee benefits	11,979	12,513	10,717	24,492	21,884
Occupancy and equipment	2,867	2,484	2,368	5,351	4,988
Data processing	1,254	1,257	1,249	2,511	2,512
Marketing and advertising	699	713	895	1,412	1,789
Professional services	720	613	664	1,333	1,337
Foreclosed real estate	31	8	15	39	29
Deposit insurance	532	452	479	984	940
Other general and administrative	1,240	1,190	960	2,430	1,936

Total non-interest expenses	19,322	19,230	17,347	38,552	35,415

Income before income taxes	8,764	10,775	8,167	19,539	17,782
Provision for income taxes	2,857	3,298	2,582	6,155	5,792

Net income	$5,907	$7,477	$5,585	$13,384	$11,990

Earnings per share:
Basic	$0.12	$0.14	$0.11	$0.26	$0.23
Diluted	$0.11	$0.14	$0.11	$0.26	$0.23
Weighted average shares:
Basic	51,026,985	51,569,683	52,074,889	51,298,334	51,969,106
Diluted	52,137,475	51,663,921	53,166,560	52,400,698	53,085,679

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	For the Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
			Yield/ Cost (1)(6)			Yield/ Cost (1)(6)			Yield/ Cost (1)(6)
	Average Balance	Interest (1)		Average Balance	Interest (1)		Average Balance	Interest (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$3,422,193	$36,000	4.23%	$3,146,449	$34,104	4.36%	$2,708,690	$29,346	4.35%
Securities and certificates of deposits	199,596	995	2.00	231,604	1,034	1.80	281,526	1,228	1.75
Other interest-earning assets (3)	69,914	188	1.08	123,476	218	0.71	172,820	188	0.44

Total interest-earning assets	3,691,703	37,183	4.05	3,501,529	35,356	4.06	3,163,036	30,762	3.90

Noninterest-earning assets	124,147			114,476			113,572

Total assets	$3,815,850			$3,616,005			$3,276,608

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
NOW deposits	$462,543	646	0.56	$338,517	500	0.59	$283,429	381	0.54
Money market deposits	813,625	1,609	0.80	873,774	1,745	0.80	941,219	1,914	0.82
Regular savings and other deposits	296,638	106	0.14	290,463	103	0.14	283,702	104	0.15
Certificates of deposit	1,005,764	3,300	1.32	936,674	2,880	1.24	693,054	1,960	1.13

Total interest-bearing deposits	2,578,570	5,661	0.88	2,439,428	5,228	0.86	2,201,404	4,359	0.79
Borrowings	264,060	723	1.10	199,779	577	1.16	142,867	482	1.35

Total interest-bearing liabilities	2,842,630	6,384	0.90	2,639,207	5,805	0.88	2,344,271	4,841	0.83

Noninterest-bearing demand deposits	364,327			368,038			322,701
Other noninterest-bearing liabilities	22,909			23,312			21,500

Total liabilities	3,229,866			3,030,557			2,688,472
Total stockholders’ equity	585,984			585,448			588,136

Total liabilities and stockholders’ equity	$3,815,850			$3,616,005			$3,276,608

Net interest-earning assets	$849,073			$862,322			$818,765

Fully tax-equivalent net interest income		30,799			29,551			25,921
Less: tax-equivalent adjustments		(1,344)			(1,172)			(975)

Net interest income		$29,455			$28,379			$24,946

Interest rate spread (1)(4)			3.15%			3.18%			3.07%
Net interest margin (1)(5)			3.36%			3.39%			3.29%
Average interest-earning assets to average interest-bearing liabilities		129.87%			132.67%			134.93%
Supplemental Information:
Total deposits, including noninterest-bearing demand deposits	$2,942,897	$5,661	0.77%	$2,807,466	$5,228	0.75%	$2,524,105	$4,359	0.69%
Total deposits and borrowings, including noninterest-bearing demand deposits	$3,206,957	$6,384	0.80%	$3,007,245	$5,805	0.78%	$2,666,972	$4,841	0.73%

(1)	Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, yields on loans before tax-equivalent adjustments were 4.09%, 4.23% and 4.23%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 1.66%, 1.51% and 1.50%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 3.90%, 3.93% and 3.78%, respectively. Interest rate spread before tax-equivalent adjustments for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015 was 3.00%, 3.05% and 2.95%, respectively, while net interest margin before tax-equivalent adjustments for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015 was 3.21%, 3.26% and 3.16%, respectively.
(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	For the Six Months Ended
	June 30, 2016			June 30, 2015
	Average Balance		Yield/ Cost (1)(6)	Average Balance		Yield/ Cost (1)(6)
		Interest (1)			Interest (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$3,284,321	$70,104	4.29%	$2,697,590	$58,465	4.37%
Securities and certificates of deposits	215,600	2,028	1.89	284,144	2,469	1.75
Other interest-earning assets (3)	96,695	406	0.84	192,333	358	0.38

Total interest-earning assets	3,596,616	72,538	4.06	3,174,067	61,292	3.89

Noninterest-earning assets	118,614			113,297

Total assets	$3,715,230			$3,287,364

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
NOW deposits	$401,952	1,146	0.57	$289,340	838	0.58
Money market deposits	843,700	3,355	0.80	960,554	3,992	0.84
Regular savings and other deposits	293,550	209	0.14	279,134	255	0.18
Certificates of deposit	971,219	6,179	1.28	695,495	3,951	1.15

Total interest-bearing deposits	2,510,421	10,889	0.87	2,224,523	9,036	0.82
Borrowings	231,920	1,300	1.13	146,881	990	1.36

Total interest-bearing liabilities	2,742,341	12,189	0.89	2,371,404	10,026	0.85

Noninterest-bearing demand deposits	364,760			309,185
Other noninterest-bearing liabilities	22,413			22,478

Total liabilities	3,129,514			2,703,067
Total stockholders’ equity	585,716			584,297

Total liabilities and stockholders’ equity	$3,715,230			$3,287,364

Net interest-earning assets	$854,275			$802,663

Fully tax-equivalent net interest income		60,349			51,266
Less: tax-equivalent adjustments		(2,515)			(1,927)

Net interest income		$57,834			$49,339

Interest rate spread (1)(4)			3.17%			3.04%
Net interest margin (1)(5)			3.37%			3.26%
Average interest-earning assets to average interest-bearing liabilities		131.15%			133.85%
Supplemental Information:
Total deposits, including noninterest-bearing demand deposits	$2,875,181	$10,889	0.76%	$2,533,708	$9,036	0.72%
Total deposits and borrowings, including noninterest-bearing demand deposits	$3,107,101	$12,189	0.79%	$2,680,589	$10,026	0.75%

(1)	Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the six months ended June 30, 2016 and 2015, yields on loans before tax-equivalent adjustments were 4.16% and 4.25%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 1.58% and 1.51%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 3.92% and 3.77%, respectively. Interest rate spread before tax-equivalent adjustments for the six months ended June 30, 2016 and 2015 was 3.03% and 2.92%, respectively, while net interest margin before tax-equivalent adjustments for the six months ended June 30, 2016 and 2015 was 3.23% and 3.13%, respectively.
(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Key Performance Ratios
Return on average assets (1)	0.62%	0.83%	0.68%	0.72%	0.73%
Return on average equity (1)	4.03	5.11	3.80	4.57	4.10
Interest rate spread (1) (2)	3.15	3.18	3.07	3.17	3.04
Net interest margin (1) (3)	3.36	3.39	3.29	3.37	3.26
Non-interest expense to average assets (1)	2.03	2.13	2.12	2.08	2.15
Efficiency ratio (4)	60.44	62.01	62.53	61.21	65.02

	June 30, 2016	March 31, 2016	December 31, 2015	June 30, 2015
	(Dollars in thousands)
Asset Quality
Non-accrual loans:
One- to four-family	$9,552	$9,662	$9,264	$11,094
Home equity lines of credit	1,609	1,983	1,763	1,930
Multi-family	—	—	—	—
Commercial real estate	3,829	3,686	3,663	5,271
Construction	13,698	14,612	15,849	17,775
Commercial and industrial	737	745	805	892
Consumer	—	—	—	—

Total non-accrual loans	29,425	30,688	31,344	36,962
Foreclosed assets	183	638	—	1,046

Total non-performing assets	$29,608	$31,326	$31,344	$38,008

Allowance for loan losses/total loans	1.08%	1.06%	1.08%	1.10%
Allowance for loan losses/non-accrual loans	130.22	112.06	106.58	81.46
Non-accrual loans/total loans	0.83	0.95	1.02	1.35
Non-accrual loans/total assets	0.75	0.82	0.89	1.12
Non-performing assets/total assets	0.75	0.84	0.89	1.15
Capital and Share Related
Stockholders’ equity to total assets	14.93%	15.62%	16.69%	17.82%
Book value per share	$10.93	$10.81	$10.72	$10.71
Tangible book value per share	$10.67	$10.56	$10.47	$10.46
Market value per share	$14.78	$13.92	$14.10	$13.41
Shares outstanding	53,688,566	53,895,870	54,875,237	54,965,555

(1)	Annualized.
(2)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding gains or losses on securities.